SCHEDULE A

ETF

SPDR® STOXX® Europe 50 ETF

SPDR EURO STOXX 50® ETF

SPDR S&P® Emerging Asia Pacific ETF

SPDR S&P Russia ETF

SPDR S&P China ETF

SPDR S&P Emerging Markets ETF

SPDR S&P Emerging Europe ETF

SPDR S&P Emerging Latin America ETF

SPDR S&P Emerging Middle East & Africa ETF

SPDR S&P World ex-US ETF

SPDR S&P International Small Cap ETF

SPDR Dow Jones International Real Estate ETF

SPDR S&P Global Infrastructure ETF

SPDR MSCI ACWI ex-US ETF

SPDR Russell/Nomura PRIME™ Japan ETF

SPDR Russell/Nomura Small Cap™ Japan ETF

SPDR S&P BRIC 40 ETF

SPDR S&P International Dividend ETF

SPDR S&P International Mid Cap ETF

SPDR S&P Emerging Markets Small Cap ETF

SPDR Dow Jones Global Real Estate ETF

SPDR S&P Global Natural Resources ETF

SPDR S&P International Consumer Discretionary Sector ETF

SPDR S&P International Consumer Staples Sector ETF

SPDR S&P International Energy Sector ETF

SPDR S&P International Financial Sector ETF

SPDR S&P International Health Care Sector ETF

SPDR S&P International Industrial Sector ETF

SPDR S&P International Materials Sector ETF

SPDR S&P International Technology Sector ETF

SPDR S&P International Telecommunications Sector ETF

SPDR S&P International Utilities Sector ETF

SPDR S&P Emerging Markets Dividend ETF

SPDR S&P Small Cap Emerging Asia Pacific ETF

SPDR MSCI ACWI IMI ETF

SPDR MSCI EM 50 ETF

SPDR S&P Global Dividend ETF

SPDR MSCI Beyond BRIC ETF

Effective With SEC, But Not Operational

SPDR S&P Asia Pacific ETF

SPDR S&P Europe ETF

SPDR S&P Emerging Africa ETF

SPDR S&P Emerging South East Asia ETF

SPDR S&P Emerging GCC-Middle East ETF

SPDR S&P Ireland ETF

SPDR S&P Brazil ETF

SPDR S&P India ETF

SPDR S&P Small Cap Emerging Europe ETF

SPDR S&P Small Cap Emerging Latin America ETF

SPDR S&P Small Cap Emerging Middle East & Africa ETF

Dated: December 4, 2013